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                                                                Exhibit 10.29

                                TERMINATION AGREEMENT


    THIS TERMINATION AGREEMENT is entered into as of March 14, 1997 by and between Java Centrale, Inc., a California corporation ("Java Centrale"), and Java Southeast, Inc., a Delaware corporation ("JSE"). Unless otherwise specified herein, capitalized terms used herein shall have their respective meanings set forth in the Joint Venture Development and Operating Agreement dated as of June 30, 1995 between Java Centrale and JSE, as amended (the "Development Agreement").

    WHEREAS, pursuant to a Joint Venture Formation Agreement dated as of November 14, 1994 among Chamberlin Capital Corp., Java Southeast Partners, L.P., JSE and Java Centrale, as amended (the "Formation Agreement"), Java Centrale and JSE entered into the Development Agreement, which provides for the development and operation of Java Centrale cafes in the State of Florida and certain additional areas by JSE;

    WHEREAS, the parties desire to terminate the Development Agreement upon the terms set forth herein;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

    1. TERMINATION OF DEVELOPMENT AGREEMENT. The Development Agreement is hereby terminated effective immediately. In connection with such termination, the parties hereto acknowledge and agree that:

              (a) JSE shall have no further obligation to Java Centrale to pay any Area Development Fees as provided in Section 2.1 of the Development Agreement, Opening Fees as provided in
                   Section 2.2 and 2.3 of the Development Agreement, advisory fees, as provided in Section 2.4 of the Development Agreement, or any other fees, royalties or other compensation to Java Centrale or any of its affiliates, whether accruing in the past, currently owing or payable in the future.

              (b) JSE shall have no further rights to open Java Centrale cafes in Florida or elsewhere under Section 1.1 or 1.2 or Article 3 or 4 of the Development Agreement. Java Centrale shall have the right to immediately open, directly or through franchisees, Java Centrale cafes anywhere in Florida or elsewhere, including in the market areas served by JSE's currently existing cafes.

              (c) JSE's rights under Section 1.4 of the Development Agreement, including the right to use the trademark and service mark "Java Centrale" and the Trade Dress, shall terminate; PROVIDED, HOWEVER, that JSE shall continue to have the rights act forth in Section 1.4 of the Development Agreement through December 31, 1997. By such date, JSE shall cease using the trademark and service mark "Java Centrale" and shall make reasonable changes to the trade dress of its existing cafes to differentiate such trade dress from the Trade Dress to the extent such changes in the trade dress may be without the incurrence of substantial costs.

              (d) All other provisions of the Development Agreement shall be deemed terminated and of no further force or effect.


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                                                                 Exhibit 10.29


    2. RELEASE OF DEFAULT The parties acknowledge that Java Centrale has failed to loan to JSE the sum of $250,000 as contemplated by the amendment Section 1.1 (a) of the Formation Agreement, as amended by
         Section 1(a) of the letter agreement dated June 30, 1995 among such parties. JSE hereby releases Java Centrale from any liability or obligation Java Centrale may have to JSE arising from such failure, including, without limitation, any consequential damages suffered by JSE, as a result of the effect of the failure to obtain such $250,000 loan from Java Centrale on JSE's ability to develop additional cafes.

    3. CANCELLATION OF LOAN Java Centrale hereby releases JSE from any and all liabilities or obligations JSE by have with respect to a loan by Java Centrale to JSE in the amount of $27,500 pursuant to the letter dated June 11, 1996 between Java Centrale and JSE. Concurrently herewith, Java Centrale shall deliver such note to JSE for cancellation.

    4. NO EFFECT OF $200,000 LOAN JSE acknowledges its obligation under the promissory note of JSE dated December 7, 1995 to repay Java Centrale the sum of $200,000 on October 3, 1999 without interest. Such obligation shall not be terminated or affected by this Agreement.

    5. CANCELLATION OF JAVA CENTRALE SHARES Concurrently with the execution hereof, JSE shall return to Java Centrale for cancellation the stock certificates representing all the shares of Java Centrale Common Stock issued to JSE pursuant to the Formation Agreement. The Registered Rights Agreement dated as of June 30, 1995 between JSE and Java Centrale shall be terminated and be of no further force or effect upon the execution of this Agreement.

    6. CANCELLATION OF JSE SHARES Concurrently with the execution hereof, Java Centrale shall return to JSE for cancellation the stock certificates representing all of the shares of JSE Common Stock issued to Java Centrale pursuant to the Formation Agreement. The Stockholders Agreement dated as of June 30, 1995 between JSE and Java Centrale shall be terminated and be of no further force or effect upon the execution hereof.

    7. LEGAL FEES OF JSE The fees and disbursements of JSE's counsel, Gibson, Dunn & Crutcher LLP, incurred in connection with the preparation and finalization of the Agreement shall be split evenly between JSE and Java Centrale; PROVIDED, HOWEVER, that Java Centrale shall not be obligated to bear more that $2,500 of such fees and disbursements. The parties acknowledge that Gibson, Dunn & Crutcher LLP represents JSE, and not Java Centrale.

    8. NO PRIOR ASSIGNMENT OF RIGHTS Each of the parties represents and warrants that it has not heretofore assigned or transferred, or purported to have assigned or transferred, to any firm, corporation or person whatsoever, any liability or obligation herein released and agrees to and indemnify and hold harmless the other party against any liability or obligation based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

    9. ATTORNEYS' FEE If any action, in law or in equity, is brought by either party against the other party with respect to any right or claimed right arising under or by reason of this Termination Agreement, the prevailing party shall be entitled to judgment for all reasonable attorneys' fees and court costs incurred with respect to such action.

    10. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of laws rules thereof.


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                                                                   Exhibit 10.29

    11. ENTIRE AGREEMENT This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any prior oral or written agreement with respect to such subject matter.

    12. BINDING EFFECT This agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns.

    13. COUNTERPARTS This Agreement may be executes in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have signed by each of the parties.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.



                                       JAVA CENTRALE, INC.

                                       By: /s/
                                          -------------------------------
                                         Name:  Steven J. Orlando
                                         Title: Chief Financial Officer


                                       JAVA SOUTHEAST, INC.

                                       By: /s/
                                          -------------------------------
                                         Name:  Larry L. Chamberlin
                                         Title: Chairman of the Board